Exhibit 23
CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-94787, 33-9948, 33-22581, 33-36303 and 33-63554) of USG Corporation relating to the financial statements of the USG Corporation Investment Plan.
/s/ Hill Taylor LLC
Hill Taylor, LLC
Chicago, Illinois
March 30, 2006